[Pender Newkirk & Co., CPA LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 1999 on our audits of the financial statements of Ultimate Franchise Systems, Inc. (formerly JRECK Subs Group, INC.), as of September 30, 1999 and for the nine months then ending, which report is included and appears on page F-1 of the Annual Report on Form 10-KSB for the year ended September 30, 1999 .

                                                 /s/

Pender Newkirk & Co., CPA